UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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American Skandia Trust
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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON
October 14, 2005

AMERICAN SKANDIA TRUST
AST Money Market Portfolio

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

To the Shareholders of AST Money Market Portfolio of American Skandia Trust:

Notice is hereby given that a special meeting of the shareholders of the AST Money Market Portfolio ("Money Market Portfolio") of the American Skandia Trust (the "Trust") will be held at the offices of Prudential Investments LLC ("PI") and American Skandia Investment Services, Inc. ("ASISI"), Gateway Center Three, 100 Mulberry Street, 14th Floor, Newark, New Jersey on October 14, 2005 at 11:00 a.m. or at such adjourned time as may be necessary to vote (the "Meeting"). The purpose of the Meeting is to consider and act upon the following proposal and to transact such other business as may properly come before the Meeting:

1. To approve a new subadvisory agreement among PI, ASISI and Prudential Investment Management, Inc. ("PIM").

The proposal referred to above is discussed in detail in the Proxy Statement attached to this Notice. The Board of Trustees has fixed the close of business on Monday, August 1, 2005 as the record date for determining shareholders entitled to notice of, and to vote at, the Meeting, and only beneficial owners of shares at the close of business on that date are entitled to notice of, and to vote at, the Meeting. Each share of the Money Market Portfolio is entitled to one vote on the proposal.

You are cordially invited to attend the Meeting. If you do not expect to attend, you are requested to complete, date and sign the enclosed voting instruction card and return it promptly in the envelope provided for that purpose. Alternatively, you may vote by telephone as described in the Proxy Statement. The enclosed voting instruction card is being solicited on behalf of the Board of Trustees.

YOUR VOTE IS IMPORTANT. IN ORDER TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED VOTING INSTRUCTION CARD, DATE AND SIGN IT, AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS. YOU MAY REVOKE YOUR INSTRUCTION AT ANY TIME PRIOR TO ITS USE. THEREFORE, BY APPEARING AT A MEETING, AND REQUESTING REVOCATION PRIOR TO THE VOTING, YOU MAY REVOKE THE VOTING INSTRUCTION CARD AND YOU CAN THEN VOTE IN PERSON.

  By order of the Board of Trustees

  Jonathan D. Shain
  Assistant Secretary
  American Skandia Trust

August 31, 2005

AMERICAN SKANDIA TRUST
AST Money Market Portfolio

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

PROXY STATEMENT
Special Meeting of Shareholders
To Be Held on October 14, 2005

This Proxy Statement is furnished in connection with a Special Meeting (the "Meeting") of shareholders of the AST Money Market Portfolio (the "Money Market Portfolio" or the "Portfolio"), a series of American Skandia Trust (the "Trust"). The Board of Trustees of the Trust has called the Meeting for shareholders to approve or disapprove a proposal to appoint Prudential Investment Management, Inc. ("PIM") as the new Sub-advisor for the Money Market Portfolio.

The Meeting will be held at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102 on October 14, 2005 at 11:00 a.m. Eastern Time. The Board of Trustees of the Trust is soliciting these voting instructions on behalf of the Money Market Portfolio. This Proxy Statement will first be sent to shareholders on or about August 31, 2005.

The Trust serves primarily as an underlying mutual fund for variable annuity contracts and variable life insurance policies (the "Contracts") issued by American Skandia Life Assurance Company ("ASLAC"), an affiliate of Prudential Investments LLC ("PI") and American Skandia Investment Services, Inc. ("ASISI"). ASLAC holds assets invested in these Contracts in various separate accounts, each of which is divided into sub-accounts investing exclusively in a mutual fund or in a portfolio of a mutual fund. Therefore, Contract owners who have allocated their account values to applicable sub-accounts are indirectly invested in the Money Market Portfolio through the Contracts and should consider themselves shareholders of the Money Market Portfolio for purposes of this Proxy Statement. ASLAC is required to offer Contract owners the opportunity to instruct it, as owner of record of shares held in the Money Market Portfolio by its separate accounts, how it should vote at the Meeting and at any adjournments thereof.

The close of business on August 1, 2005 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. As of the record date, there were 1,652,131,560 outstanding shares of the Money Market Portfolio.

Copies of the Trust's most recent annual and semi-annual reports, including financial statements, have previously been delivered to shareholders. Shareholders of the Trust may obtain without charge additional copies of the Trust's annual and semi-annual reports by writing the Trust at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, or by calling (203) 926-1888.

PROPOSAL

TO APPROVE A NEW SUBADVISORY AGREEMENT WITH
PRUDENTIAL INVESTMENT MANAGEMENT, INC.

On behalf of the Trust, the Board of the Trust, including the Independent Trustees, has approved, and recommends that shareholders approve, the adoption of a subadvisory agreement among PI, ASISI and PIM under which PIM would serve as Sub-advisor to the Money Market Portfolio of the Trust. The proposed subadvisory contract with PIM in substantially final form is attached as Exhibit A. If the new subadvisory agreement with PIM is approved by shareholders, PI and ASISI (the "Co-Managers") intend to terminate their existing subadvisory agreement with Wells Capital Management, Inc. ("Wells") as further explained below.

The Money Market Portfolio is currently subadvised by Wells, pursuant to a subadvisory agreement among PI, ASISI and Wells. Pursuant to the existing subadvisory agreement, Wells furnishes investment advisory services in connection with the management of the Money Market Portfolio, subject to the supervision and oversight of PI and ASISI as the Co-Managers of the Trust. Wells has served as the Money Market Portfolio's Sub-advisor since 2001. The proposed new subadvisory agreement with PIM is substantially similar in all material respects to the existing subadvisory agreement with Wells, except for the fee. The fee to be paid by the Co-Managers to PIM under the proposed new subadvisory agreement will be the lower than the fee paid to Wells under the existing subadvisory agreement.

The new subadvisory agreement, if approved by shareholders, would not change the overall advisory fee paid by the Portfolio to the Co-Managers. Therefore, this proposal will not affect the fees borne by shareholders.

PIM is an indirect, wholly-owned subsidiary of Prudential Financial, Inc. PIM is located at Gateway Center Two, 100 Mulberry Street, Newark, NJ 07102. Prudential Fixed Income is the principal public fixed income asset management unit of PIM and will be responsible for the day-to-day management of the Portfolio. Prudential Fixed Income is one of the largest fixed income managers in the U.S. with $163 billion of assets under management as of June 30, 2005. Prudential Fixed Income employs a disciplined, research-driven approach to fixed income management.

Set forth below are the names, titles, addresses and principal occupations of each principal executive officer of PIM:

Name and Address	Title	Principal Occupations
Matthew J. Chanin Gateway Center Four, Newark NJ 07102	Director and Senior VP	Senior Managing Director of PIM, with oversight responsibility for the private debt investment units of PIM.

Dennis M. Kass 466 Lexington Avenue, 18th Floor, NY, NY 10017	Director and VP	Chairman and CEO of Jennison Associates LLC.

Charles F. Lowrey 8 Campus Drive, Parsippany, NJ 07054	Vice President	CEO of Prudential Real Estate Investors.

John R. Strangfeld, Jr. 751 Broad Street, Newark, NJ 07102	Chairman and Director	Vice Chairman of Prudential Financial, Inc., responsible for the Investment Division; Chairman of the Board of Managers of Wachovia/Prudential Financial Advisors LLC.

James J. Sullivan Gateway Center Two, Newark, NJ 07102	Director, Vice President and Senior Managing Director	Senior Managing Director and head of Prudential Fixed Income, a business unit of PIM.

Name and Address	Title	Principal Occupations
Kenneth Tanji Gateway Center Three, Newark, NJ 07102	Director, Vice President and Controller	Vice President of Finance, responsible for the asset management segment of the Investment Division of Prudential Financial, Inc.

Bernard B. Winograd Gateway Center Three, Newark, NJ 07102	Director, President & CEO	President and CEO of PIM.

None of the current Trustees or Officers of the Trust currently holds an office with, or is employed by, PIM.

Terms of Proposed Subadvisory Agreement Among PI, ASISI, and PIM

The proposed subadvisory agreement, in brief, provides that:

•  As compensation for PIM's services, PI and ASISI will pay PIM a fee equal, on an annualized basis, to the following:

0.06% on average daily net assets up to $500 million;

0.05% on average daily net assets between $500 million and $1 billion;

0.03% on average daily net assets between $1 billion and $2.5 billion; and

0.02% on average daily net assets exceeding $2.5 billion.

•  The assets of the AST Money Market Portfolio will be aggregated with the assets of the Money Market Portfolio of The Prudential Series Fund, Inc. for purposes of the fee calculation.

•  PIM will provide day-to-day management of the Money Market Portfolio's investments and otherwise determine which investments the Money Market Portfolio will purchase, retain, and sell.

•  PIM will select brokers to effect trades for the Money Market Portfolio and may pay a higher commission to a broker that provides bona fide research services (soft dollar arrangements). PIM may use these soft dollar arrangements in connection with providing subadvisory services to one or more of its clients other than the Money Market Portfolio. As a result, PIM may benefit from these soft dollar arrangements to the extent it uses them to provide advisory services to its other clients. Conversely, the Money Market Portfolio may benefit to the extent that PIM uses soft dollar arrangements that PIM has established with brokers or dealers that effect securities transactions for PIM's other clients.

•  PIM will maintain certain books and records on behalf of the Money Market Portfolio.

•  PI and ASISI may replace PIM as Sub-advisor without obtaining shareholder approval.

•  PI and ASISI may appoint additional Sub-advisors to manage the Money Market Portfolio's assets and, consequently, may determine the allocation of the Money Market Portfolio's assets among these Sub-advisors.

The proposed subadvisory contract is included as Exhibit A to this proxy statement.

Other Money Market Mutual Funds Advised by PIM

The table below lists the money market mutual funds that are advised by PIM as of June 30, 2005, the size of each fund, and the rate of compensation received by PIM for the investment advisory services it provides for each fund:

Fund Name	Fund Net Assets as of June 30, 2005	Fee Paid to PIM (% of average daily net assets)
The Prudential Series Fund, Inc. – Money Market Portfolio	$914,358,054	0.20%[1]

Cash Accumulation Trust – National Money Market Fund	$259,518,444	0.195% up to $1 billion, 0.169% on the next $500,000, then 0.14% on the next $500,000, then 0.114% on the remaining net assets thereafter.

Dryden Government Securities Trust – Money Market Series	$298,060,416(2)	0.20% up to $1 billion and 0.169% on the remaining net assets thereafter.

Dryden Tax-Free Money Fund	$43,503,493	0.25% up to $500,000, 0.19% on the next $500,000 and then 0.l5% on the remaining net assets thereafter.

MoneyMart Assets, Inc.	$1,076,973,643	0.25% up to $50,000,000, then 0.135% on the remaining net assets thereafter.

Prudential Institutional Liquid Portfolio – Institutional Money Market Series	$1,487,012,196	0.055%

Prudential Variable Contract Account – 11	$70,132,581	0.06%

USAllianz Variable Insurance Products Trust – USAZ Money Market Fund	$284,466,143	0.25% up to $100 million, 0.20% on the next $100 million, and 0.15% on the remaining net assets thereafter.

(1) Note: If the new subadvisory agreement with PIM is approved by shareholders of the AST Money Market Portfolio, the subadvisory agreement between PI and PIM with respect to the Money Market Portfolio of The Prudential Series Fund, Inc. will be amended by reducing the subadvisory fee rate to the same fee rate paid to PIM for the AST Money Market Portfolio, and the assets of the AST Money Market Portfolio and the Money Market Portfolio of The Prudential Series Fund, Inc. will be aggregated for purposes of the fee calculation.

(2) As of May 31, 2005, as reported in the Dryden Government Securities Trust – Money Market Series' Semi Annual Report to Shareholders.

PIM also advises the Core Investment Fund and the Cash Accumulation Trust – Liquid Assets Funds. PIM does not receive an advisory fee for these two Funds, but is reimbursed for costs incurred.

Investment Policy Changes

Pending approval by the Board of Trustees, if shareholders approve the proposed Subadvisory Agreement, PIM anticipates instituting the following changes to the Money Market Portfolio's Investment Policies.

Bank Obligations: The Money Market Portfolio may additionally invest in bank notes, which are short-term obligations issued by or through a bank. These instruments depend on the strength of the bank involved in the borrowing to give investors comfort that the borrowing will be repaid when promised.

Asset-Backed Securities: The Money Market Portfolio may additionally invest in asset-backed corporate receivables as well as asset backed securities backed by credit card receivables, automobile loans, manufactured housing loans and home equity loans. The 10% limit on investments in asset-backed securities would be removed and instead the Money Market Portfolio would be permitted to invest in asset-backed securities, up to 25% of the Portfolio's net assets, in accordance with industry limits, based on the underlying collateral.

Synthetic Instruments: The Money Market Portfolio may invest in synthetic instruments as permitted by current laws and regulations, and such investments would not have to be expressly approved by the Board of Trustees going forward.

Demand Features: The Money Market Portfolio may purchase securities that include demand features, which allow the Portfolio to demand repayment of a debt obligation before the obligation is due or "matures." This means that longer-term securities can be purchased because of the expectation that the Portfolio can demand repayment of the obligation at a set price within a relatively short period of time, in compliance with Rule 2a-7 under the Investment Company Act of 1940.

Funding Agreements: The Money Market Portfolio may invest in funding agreements, which are contracts issued by insurance companies that guarantee a rate of return of principal, plus some amount of interest. Funding agreements purchased by the Portfolio will typically be short-term and will provide an adjustable rate of interest.

Floating Rate and Variable Rate Securities: The Money Market Portfolio may also purchase floating rate and variable rate securities. These securities pay interest at rates that change periodically to reflect changes in market interest rates. Because these securities adjust the interest they pay, they may be beneficial when interest rates are rising because of the additional return the Portfolio will receive, and they may be detrimental when interest rates are falling because of the reduction in interest payments to the Portfolio.

Matters Considered by the Board

At a March 8, 2005 in-person meeting of the Board of Trustees at which a majority of the Trustees were in attendance (including a majority of the Independent Trustees), the Board considered whether the approval of the proposed subadvisory agreement with PIM was in the best interests of the Portfolio and its shareholders. Before approving the proposed subadvisory agreement, the Trustees reviewed investment performance and organizational materials regarding PIM and the proposed portfolio management team and received a formal presentation from the Co-Managers.

In making the determination to propose the replacement of Wells with PIM, the Trustees, including the Independent Trustees advised by independent legal counsel, considered the following information and reached the following conclusions:

Nature, quality and extent of services

The Board received and considered information regarding the nature and extent of services provided to the Portfolio by Wells under the current subadvisory agreement and those that would be provided to the Portfolio by PIM under the new subadvisory agreement, noting that the nature and extent of services under the existing and new agreements were generally similar in that Wells and PIM were each required to provide day-to-day portfolio management services and comply with all Portfolio policies and applicable rules and regulations. The Board also received and considered information regarding the nature and extent of services currently being provided by PIM to other mutual funds under existing subadvisory agreements and those that would be provided to the Portfolio by PIM under the new subadvisory agreement. The Board noted that the nature and extent of services under all of the agreements were generally similar in that PIM was required to provide day-to-day portfolio management services and comply with all Portfolio policies and applicable rules and regulations.

With respect to the quality of services, the Board considered, among other things, the background and experience of PIM's senior management and the expertise of, and amount of attention expected to be given to the Portfolio by PIM's portfolio management team. The Board reviewed the qualifications, backgrounds and responsibilities of the portfolio managers who would be responsible for the day-to-day management of the Portfolio. The Board was also provided with information pertaining to PIM's organization structure, senior management, investment operations, and other relevant information pertaining to PIM. The Board also noted that it received favorable compliance reports from the Trust's Chief Compliance Officer as to PIM, summarizing his level of comfort from a compliance perspective with respect to the Co-Managers' recommendation to hire PIM.

The Board concluded that it was satisfied with the nature, extent and quality of the investment subadvisory services anticipated to be provided to the Portfolio by PIM and that there was a reasonable basis on which to conclude that the quality of investment subadvisory services to be provided by PIM under the new subadvisory agreement should equal or exceed the quality of similar services provided by Wells under the existing subadvisory agreement. The Board also concluded that the services anticipated to be provided by PIM to the Portfolio would be comparable to those provided by Wells under the existing subadvisory agreement and those currently being provided by PIM to other mutual funds overseen by the Board.

Performance of the Portfolio

The Board received and considered information about the historical performance of the Money Market Portfolio.

The Board received and considered information regarding the performance of other mutual funds managed by PIM utilizing an investment style and strategy similar to that proposed for the Portfolio, noting that PIM had generally outperformed the various benchmarks over comparable time periods. In particular, the Board considered the following comparison of the gross average annual total returns (total returns before deduction of fees and expenses) of the AST Money Market Portfolio, the Prudential Series Fund ("PSF") Money Market Portfolio subadvised by PIM, and the Lipper Inc. ("Lipper") money market average.

Gross Average Annual Total Returns (as of December 31, 2004)

	1 year	3 year	5 year
AST Money Market Portfolio	1.43%	1.51%	3.04%
PSF Money Market Fund	1.46%	1.57%	3.15%
Lipper Money Market Funds Average	1.39%	1.54%	3.09%

Lipper Performance

	Prudential Series Fund Money Market	AST Money Market
1 month Gross Return**	0.19%	0.18%
Rank	7	26
Quartile	1	2
1 year Gross Return***	1.46%	1.43%
Rank	14	35
Quartile	1	2

*  Lipper, Inc. provides comparative performance data for mutual funds within similar investment categories.

**  11/30/04-12/30/04

***12/31/03-12/31/04

While aware that past performance is not necessarily indicative of future results, the Board concluded that the historical performance of registered investment companies advised by PIM suggested that PIM might have the potential to provide superior performance for the Portfolio in the future than had been experienced historically by the Portfolio. While the Board considered gross total returns so that it could consider performance of the Sub-advisors without the effect of differing fee structures for the two funds, set forth below is standard performance information that takes into account fees and charges. This performance information should be considered by investors when considering the net return they receive from their investment in a fund. The performance information does not include variable contract fees and charges.

Net Average Annual Total Returns (as of December 31, 2004)

	1 year	5 year	10 year or since inception
AST Money Market Portfolio	0.84%	2.44%	3.63	%*
PSF Money Market Fund	1.01%	2.71%	4.03%

*   Returns for the AST Money Market Portfolio reported since inception, November 10, 1992

Investment Subadvisory Fee Rates

The Board considered that the proposed subadvisory fee rate payable by the Co-Managers to PIM under the proposed new subadvisory agreement was lower than the subadvisory fee payable by the Co-Managers to Wells under the existing subadvisory agreement. The Board noted, however, that any change in the investment subadvisory fee rate payable to PIM would not impact Portfolio shareholders directly because those fees are payable by the Co-Managers. The Board noted that there would be no change to the investment advisory fee rate payable by the Portfolio to the Co-Managers. As a result of the above considerations, the Board concluded that PIM's proposed subadvisory fee rate under the new subadvisory agreement was reasonable.

PIM's Profitability

Because the engagement of PIM is new, there is no historical profitability with regard to its arrangements with the Portfolio. As a result, this factor was not considered by the Board.

Economies of Scale

The Board noted that the proposed subadvisory fee rate contained breakpoints (that is reductions in the fee rate as the size of the Portfolio increases) which could reflect economies of scale as Portfolio assets grow. While the fee payable to the Co-Managers does not contain breakpoints, the Board noted that they have contractually agreed to cap the total expenses of the Portfolio at 0.65%. The Board received and considered information regarding the effect of the subadvisory fee rate on the Co-Managers' net fee rate. The Board concluded that it was appropriate to maintain the current advisory fee paid by the Portfolio to the Co-Managers.

Other Benefits to PIM

The Board considered potential ancillary benefits anticipated to be received by PIM and its affiliates as a result of PIM's relationship with the Portfolio. The Board concluded that the potential benefits to be derived by PIM included potential access to additional research resources, larger assets under management and reputational benefits, which were consistent with the types of benefits generally derived by subadvisers to mutual funds.

THE BOARD OF AMERICAN SKANDIA TRUST, INCLUDING ITS INDEPENDENT BOARD MEMBERS, RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

VOTING INFORMATION

Approval of the Proposal requires approval by a majority of the outstanding voting securities of the Money Market Portfolio, as defined by the 1940 Act. For purposes of the 1940 Act, a majority of the Money Market Portfolio's outstanding voting securities is the lesser of (i) 67% of the Money Market Portfolio's outstanding voting securities represented at a meeting at which more than 50% of the Money Market Portfolio's outstanding voting securities are present in person or represented by proxy, or (ii) more than 50% of the Money Market Portfolio's outstanding voting securities.

Each Contract owner will be entitled to give voting instructions equivalent to one vote for each full share, and a fractional vote for each fractional share, of the Money Market Portfolio beneficially owned at the close of business on the Record Date. If sufficient votes to approve the Proposal are not received by the date of the Meeting, the Meeting may be adjourned to permit further solicitations of proxies.

In accordance with requirements of the Securities and Exchange Commission, ASLAC, as record owner of the shares of the Money Market Portfolio, will vote the shares for which it does not receive instruction from the Contract owner beneficially owning the shares, and ASLAC will vote those shares (for the Proposal, against the Proposal, and abstain) in the same proportion as the votes cast in accordance with instructions received from Contract owners. Therefore, the presence at the Meeting of ASLAC will be sufficient to constitute a quorum, and all of the shares of the Money Market Portfolio will be voted in some manner by ASLAC. An abstention is not counted as an affirmative vote of the type necessary to approve the Proposal and, therefore, instructions to ASLAC to abstain will have the same effect as a vote against the Proposal.

How to Vote

You can vote your shares in any one of three ways:

•  By mail, with the enclosed voting instruction card,

•  In person at the Meeting, or

•  By phone.

If you simply sign and date the voting instruction card but give no voting instructions, your shares will be voted in favor of the Proposal and in accordance with the views of management upon any unexpected matters that come before the Meeting or adjournment of the Meeting.

Revoking Voting Instructions

Contract owners executing and returning voting instructions may revoke such instructions at any time prior to exercise of those instructions by written notice of such revocation to the Secretary of the Fund, by execution of subsequent voting instructions, or by voting in person at the Meeting.

ADDITIONAL INFORMATION

The costs associated with soliciting voting instructions will be borne by PI and ASISI or their affiliates. Shareholders of the Money Market Portfolio will not bear any of the costs associated with the proxy solicitation.

To the knowledge of management, the executive officers and Board Members of the Trust as a group owned less than 1% of the outstanding shares of the Money Market Portfolio as of the Record Date. There were no persons who owned beneficially 5% or more of the shares of the Money Market Portfolio as of the Record Date.

Affiliated broker-dealers did not receive any commissions from the Trust with respect to the Money Market Portfolio during the fiscal year ending December 31, 2004.

The table below lists the compensation paid to Wells by PI and ASISI under the existing subadvisory agreement for the subadvisory services performed by Wells for the Money Market Portfolio, as well as the date of the subadvisory agreement with Wells, and the date on which the agreement was last submitted to shareholders in conjunction with soliciting shareholder approval for a Management Agreement among PI, ASISI and the Trust.

Portfolio	Subadvisory Agreement Date	Date Subadvisory Agreement Submitted to Shareholders*	Fee Paid to Wells (% of average daily net assets)
AST Money Market Portfolio	5/1/03	4/3/03	0.07% to $500 million; 0.05% next $1 billion; 0.04% over $1.5 billion

* The Subadvisory Agreement was adopted with the approval of the Board of Trustees, subsequent to shareholder approval of a Management Agreement between the Money Market Portfolio and the Co-Managers.

The table below sets forth the total fees paid by the Money Market Portfolio to PI and ASISI, and the total fees received by Wells from PI and ASISI for subadvisory services performed by Wells for the Money Market Portfolio during the fiscal year ended December 31, 2004:

Portfolio	Fee Paid to PI and ASISI	Fee Received by Wells From PI and ASISI
AST Money Market Portfolio	$9,976,603	$1,030,627

SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal to be considered at the Trust's next meeting of shareholders should send the proposal to the Trust at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, New Jersey 07102, so as to be received within a reasonable time before the Board makes the solicitation relating to such meeting, in order to be included in the proxy statement and form of proxy relating to such meeting.

The Trust is not required to hold annual meetings of shareholders except under certain circumstances to elect Trustees. The Trust does not intend to hold annual meetings of shareholders other than as required by its Declaration of Trust or applicable law, or if otherwise deemed advisable by its Board of Trustees.

Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Trust's proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

OTHER BUSINESS

Management knows of no business to be presented at the Meeting other than the matters set forth in this proxy statement, but should any other matter requiring a vote of shareholders arise, the proxies will be voted according to the best judgment of Management in the interest of the Trust.

It is important that you execute and return ALL of your voting instruction cards promptly.

Exhibit A

AMERICAN SKANDIA TRUST

AST Money Market Portfolio

SUBADVISORY AGREEMENT

Agreement made as of this ____ day of ______, 2005 between Prudential Investments LLC (PI), a New York limited liability company, and American Skandia Investment Services, Inc. (ASISI), a Maryland corporation (collectively, the Co-Managers), and Prudential Investment Management, Inc. (PIM or the Subadviser),

WHEREAS, the Co-Managers have entered into a Management Agreement (the Management Agreement) dated May 1, 2003, with American Skandia Trust (the Trust), a Massachusetts trust and a diversified, open-end management investment company registered under the Investment Company Act of 1940 as amended (the 1940 Act), pursuant to which PI and ASISI act as Co-Managers of the Trust; and

WHEREAS, the Co-Managers desire to retain the Subadviser to provide investment advisory services to the AST Money Market Portfolio, which is a series of the Trust (referred to hereafter as the Money Market Portfolio) and to manage such portion of the Money Market Portfolio's portfolio as the Co-Managers shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a)   Subject to the supervision of the Co-Managers and the Board of Trustees of the Trust (the Board), the Subadviser shall manage such portion of the Money Market Portfolio's portfolio, including the purchase, retention and disposition thereof, in accordance with the Trust's investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such prospectus and statement of additional information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:

(i)  The Subadviser shall provide supervision of such portion of the Money Market Portfolio's portfolio as the Co-Managers shall direct, and shall determine from time to time what investments and securities will be purchased, retained or sold by the Money Market Portfolio, and what portion of the assets will be invested or held uninvested as cash.

(ii)   In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Agreement and Declaration of Trust, By-Laws and Prospectus of the Trust and any procedures adopted by the Board applicable to the Money Market Portfolio and any amendments to those procedures (Board Procedures) provided to it by the Co-Managers (the Trust Documents), and with the instructions and directions of the Co-Managers and of the Board, co-operate with the Co-Managers' (or their designees') personnel responsible for monitoring the Money Market Portfolio's compliance. The Subadviser shall also comply at all times with the 1940 Act, the Investment Advisers Act of 1940, as amended (the Advisers Act), the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations, including securities law. The Co-Managers shall provide Subadviser timely with copies of any updated Trust or Money Market Portfolio Documents.

(iii)   The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Money Market Portfolio's portfolio, as applicable, and shall place orders with or through such persons, brokers, dealers or futures commission merchants, including but not limited to any broker-dealer affiliated with the Co-Managers or the Subadviser to carry out the policy with respect to brokerage as set forth in the Trust's Prospectus or as the Board may direct from time to time. In providing the Money Market Portfolio with investment supervision, it is recognized that the Subadviser shall give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party. The Co-Managers (or Subadviser) to the

Money Market Portfolio each shall have discretion to effect investment transactions for the Money Market Portfolio through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the 1934 Act), and to cause the Money Market Portfolio to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Co-Managers (or the Subadviser) with respect to the Money Market Portfolio and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interests of the Money Market Portfolio as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Money Market Portfolio and to such other clients.

(iv)   The Subadviser shall maintain all books and records with respect to the Money Market Portfolio's portfolio transactions effected by it as required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Subadviser shall furnish to the Co-Managers or the Board all information relating to the Subadviser's services under this Agreement reasonably requested by the Co-Managers and the Board within a reasonable period of time after the Co-Managers or the Board makes such request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the directors or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of the Money Market Portfolio's securities.

(v)   The Subadviser or its affiliate shall provide the Money Market Portfolio's custodian on each business day with information relating to all transactions concerning the portion of the Money Market Portfolio's assets it manages. The Subadviser shall furnish the Co-Managers routinely with daily information concerning portfolio transactions and other reports as agreed upon from time to time concerning transactions, portfolio holdings and performance of the Money Market Portfolio, in such form and frequency as may be mutually agreed upon from time to time. The Subadviser agrees to review the Money Market Portfolio and discuss the management of the Money Market Portfolio with the Co-Managers and the Board as either or both shall from time to time reasonably request.

(vi)   The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Co-Managers understand and agree that if the Co-Managers manages the Trust in a "manager-of-managers" style, the Co-Managers shall, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii) periodically make recommendations to the Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(vii)   The Subadviser acknowledges that the Co-Managers and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Trust with respect to transactions in securities for the Money Market Portfolio's portfolio or any other transactions of Money Market Portfolio assets.

(b)   The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such Trustees, officers or employees.

(c)   The Subadviser shall keep the Money Market Portfolio's books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof in the form and for the period required by Rule 31a-2 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Money Market Portfolio are the property of the Money Market Portfolio, and the Subadviser shall surrender promptly to the Money Market Portfolio any of such records upon the Money Market Portfolio's request, provided, however, that the Subadviser may retain a copy of such records. The Money Market Portfolio's books and records maintained by the Subadviser shall be made available, within a reasonable period of time following submission of a written request, to the Money Market Portfolio's accountants or auditors during regular business hours at the Subadviser's offices. The Money Market Portfolio, the Co-Managers or their respective authorized representatives shall have the right to copy any records in the Subadviser's possession that pertain to the Money Market Portfolio. These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, the Money Market Portfolio's books and records maintained by the Subadviser shall be returned to the Money Market Portfolio or the Co-Managers. The Subadviser agrees that the policies and procedures it has established for managing the Money Market Portfolio's portfolio, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state laws and regulations governing the adviser/client relationship and management and operation of the Money Market Portfolio, shall be made available for inspection by the Money Market Portfolio, the Co-Managers or their respective authorized representatives upon reasonable written request within not more than two (2) business days.

(d)   The Subadviser shall maintain a written code of ethics (the Code of Ethics) that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, a copy of which shall be provided to the Co-Managers and the Money Market Portfolio, and shall institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act) from violating its Code of Ethics. The Subadviser shall follow such Code of Ethics in performing its services under this Agreement. Further, the Subadviser represents that it maintains adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act, and other applicable federal and state laws and regulations. In particular, the Subadviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Subadviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988, a copy of which it shall provide to the Co-Managers and the Money Market Portfolio upon reasonable request. The Subadviser shall assure that its employees comply in all material respects with the provisions of Section 16 of the 1934 Act, and to cooperate reasonably with the Co-Managers for purposes of filing any required reports with the Securities and Exchange Commission (the Commission) or such other regulator having appropriate jurisdiction.

(e)   The Subadviser shall furnish to the Co-Managers copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Co-Managers may reasonably request.

(f)   The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Money Market Portfolio's portfolio, subject to such reporting and other requirements as shall be established by the Co-Managers.

(g)   Upon reasonable request from the Co-Managers, the Subadviser (through a qualified person) shall assist the valuation committee of the Trust or the Co-Managers in valuing securities of the Money Market Portfolio as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.

(h)   The Subadviser shall provide the Co-Managers with any information reasonably requested regarding its management of the Money Market Portfolio's portfolio required for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Trust with the Commission. The Subadviser shall provide the Co-Managers with any reasonable certification, documentation or other information reasonably requested or required by the Co-Managers for purposes of the certifications of shareholder reports by the Trust's principal financial officer and principal executive officer pursuant to the Sarbanes Oxley Act of 2002 or other law or regulation. The Subadviser shall promptly inform the Money Market Portfolio and the Co-Managers if the Subadviser becomes aware of any information in the Prospectus that is (or will become) inaccurate or incomplete.

(i)   The Subadviser shall comply with Board Procedures provided to the Subadviser by the Co-Managers or the Money Market Portfolio. The Subadviser shall notify the Co-Managers as soon as reasonably practicable upon detection of any material breach of such Board Procedures.

(j)   The Subadviser shall keep the Money Market Portfolio and the Co-Managers informed of developments relating to its duties as subadviser of which the Subadviser has, or should have, knowledge that would materially affect the Money Market Portfolio. In this regard, the Subadviser shall provide the Trust, the Co-Managers, and their respective officers with such periodic reports concerning the obligations the Subadviser has assumed under this Agreement as the Money Market Portfolio and the Co-Managers may from time to time reasonably request. Additionally, prior to each Board meeting, the Subadviser shall provide the Co-Managers and the Board with reports regarding the Subadviser's management of the Money Market Portfolio's portfolio during the most recently completed quarter, in such form as may be mutually agreed upon by the Subadviser and the Co-Managers. The Subadviser shall certify quarterly to the Money Market Portfolio and the Co-Managers that it and its "Advisory Persons" (as defined in Rule 17j-under the 1940 Act) have complied materially with the requirements of Rule 17j-1 under the 1940 Act during the previous quarter or, if not, explain what the Subadviser has done to seek to ensure such compliance in the future. Annually, the Subadviser shall furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1 under the 1940 Act, concerning the Subadviser's Code of Ethics and compliance program, respectively, to the Money Market Portfolio and the Co-Managers. Upon written request of the Money Market Portfolio or the Co-Managers with respect to violations of the Code of Ethics directly affecting the Money Market Portfolio, the Subadviser shall permit representatives of the Money Market Portfolio or the Co-Managers to examine reports (or summaries of the reports) required to be made by Rule 17j-1(d)(1) relating to enforcement of the Code of Ethics.

2.   The Co-Managers shall continue to have responsibility for all services to be provided to the Money Market Portfolio pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement. The Co-Managers shall provide (or cause the Money Market Portfolio's custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Money Market Portfolio managed by the Subadviser, cash requirements and cash available for investment in such portion of the Money Market Portfolio, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board that affect the duties of the Subadviser).

3.   For the services provided and the expenses assumed pursuant to this Agreement, the Co-Managers shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Money Market Portfolio's average daily net assets of the portion of the Money Market Portfolio managed by the Subadviser as described in the attached Schedule A. Liability for payment of compensation by the Co-Managers to the Subadviser under this Agreement is contingent upon the Co-Managers' receipt of payment from the Money Market Portfolio for management services described under the Management Agreement between the Trust and the Co-Managers. Expense caps or fee waivers for the Money Market Portfolio that may be agreed to by the Co-Managers, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Co-Managers.

4.   The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Money Market Portfolio or the Co-Managers in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance or bad faith on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Co-Managers or the Money Market Portfolio may have against the Subadviser under federal or state securities laws. The Co-Managers shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Co-Managers' willful misfeasance, bad faith, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Co-Managers, their affiliated persons, their officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Subadviser's willful misfeasance, bad faith, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5.   This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Money Market Portfolio at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Money Market Portfolio, or by the Co-Managers or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it shall promptly notify the Money Market Portfolio and the Co-Managers of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadviser; provided that the Subadviser need not provide notice of such an anticipated event before the anticipated event is a matter of public record. Notwithstanding any provisions to the contrary in this Agreement, this Agreement shall terminate automatically and without notice (other than notice to stop trading in the Money Market Portfolio's portfolio) to the Subadviser upon the execution of a new Agreement with a successor subadviser.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Co-Managers at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; (2) to the Trust at Gateway Center Three, 4th Floor, 100 Mulberry Street, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at Gateway Center Two, 100 Mulberry Street, Newark, NJ 07102.

6.   Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers or employees who may also be a Trustee, officer or employee of the Trust or the Money Market Portfolio to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7.   During the term of this Agreement, the Co-Managers agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Money Market Portfolio or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

8.   The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

9.   This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

10.   This Agreement shall be governed by the laws of the State of New York.

11.   Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

  PRUDENTIAL INVESTMENTS LLC

  By:

  Name:

  Title:

  AMERICAN SKANDIA INVESTMENT SERVICES, INC.

  By:

  Name:

  Title:

  PRUDENTIAL INVESTMENT MANAGEMENT, INC.

  By:

  Name:

  Title:

SCHEDULE A

AMERICAN SKANDIA TRUST

AST Money Market Portfolio

As compensation for services provided by Prudential Investment Management, Inc., Prudential Investments LLC and American Skandia Investment Services, Inc. will pay Prudential Investment Management, Inc. a fee equal, on an annualized basis, to the following:

Portfolio Name	Advisory Fee
AST Money Market Portfolio	0.06% on average daily net assets up to $500 million;

0.05% on average daily net assets between $500 million and $1 billion;

0.03% on average daily net assets between $1 billion and $2.5 billion;

0.02% on average daily net assets exceeding $2.5 billion*

* The assets of the AST Money Market Portfolio will be aggregated with the assets of the Money Market Portfolio of The Prudential Series Fund, Inc. for purposes of the fee calculation.

Dated as of _________, 2005.

AMERICAN SKANDIA TRUST

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

TWO EASY WAYS TO VOTE YOUR BALLOT!

TELEPHONE:  Call 1-800-690-6903 and follow the recorded instructions.

MAIL:  Vote, sign, date and return your voting instruction card by mail.

SPECIAL MEETING OF SHAREHOLDERS — OCTOBER 15, 2005
VOTING INSTRUCTION CARD

VOTING INSTRUCTION FORM

AST MONEY MARKET PORTFOLIO

The undersigned hereby instructs American Skandia Life Assurance Company (and affiliated companies) to vote all shares of the Portfolio, a series of American Skandia Trust (the “Fund”), attributable to the undersigned’s variable contract or interest therein at the Special Meeting of Shareholders on October 15, 2005 at 10 a.m. Eastern Time, and at any adjournments thereof, as indicated on the reverse side of this Voting Instruction Card.

IF THIS VOTING INSTRUCTION CARD IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED FOR THE PROPOSAL.  If you fail to return this Voting Instruction Card, or if you do not sign your Voting Instruction Card, the Insurance Company will vote all shares attributable to your account value in proportion to all voting instructions for the Portfolio actually received from contract owners in the Separate Account.

Dated:

Signature	(Sign in the Box)
Please sign exactly as your name appears to the left

VOTING INSTRUCTION FORM	VOTING INSTRUCTION FORM

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.

The Board of Trustees recommends voting FOR the proposal.

	FOR	AGAINST	ABSTAIN

To approve or disapprove a new subadvisory agreement among Prudential Investments LLC (“PI”), American Skandia Investment Services, Inc. (“ASISI”) and Prudential Investment Management, Inc. (“PIM”).	☐	☐	☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE.